UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No

001-33072	SAIC, Inc.	Delaware	20-3562868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

000-12771	Science Applications International Corporation	Delaware	95-3630868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 21, 2013, our Board of Directors elected Kenneth P. Sharp as Controller and chief accounting officer of SAIC, Inc. and Science Applications International Corporation. Mr. Sharp succeeds John R. Hartley, who served as our Controller since 2005 and has transitioned to the role of Chief Financial Officer for our Technical Services and Information Technology segment.

Mr. Sharp, age 43, joined our company in March 2013 as Senior Vice President of Finance. Prior to joining us, Mr. Sharp held various positions of increasing responsibility over 11 years with Computer Sciences Corporation, most recently as Vice President Finance and Administration and as Chief Financial Officer of its largest business unit. Prior to that, he spent eight years at Ernst & Young LLP and served as a senior manager. Mr. Sharp is a certified public accountant, holds a degree in accounting from the University of Maryland as well as an MBA from the George Washington University. In addition Mr. Sharp served in the United States Marine Corps.

Mr. Sharp will continue to receive compensation at levels consistent with his seniority and scope of responsibility, including base salary, bonus and equity awards, and will participate in other benefit and compensation plans. No adjustment was made to his compensation arrangements in connection with his designation as the principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: June 26, 2013	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
	Its:	Executive Vice President and General Counsel

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: June 26, 2013	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
	Its:	Executive Vice President and General Counsel

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